Exhibit (16)

POWER OF ATTORNEY

Touchstone Strategic Trust
Touchstone Flexible Income Fund
Touchstone Sustainability and Impact Equity Fund
Touchstone Balanced Fund
Touchstone Large Cap Focused Fund
Touchstone International Equity Fund
Touchstone Small Company Fund

TOUCHSTONE FUNDS GROUP TRUST
Touchstone Active Bond Fund
Touchstone Ultra Short Duration Fixed Income Fund

Each of the undersigned Trustees of the Trusts named above hereby authorizes and appoints each of Terrie Wiedenheft, Meredyth Whitford, and Timothy S. Stearns, as my attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for me, in my name and in my capacity as a Trustee of each Trust named above, any and all amendments to the Registration Statement on Form N-14 relating to the above-referenced series of the above-referenced Trusts, and to file the same, with all exhibits thereto, and any and all other documents and papers in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this power of attorney.

The undersigned Trustees hereby execute this Power of Attorney as of this April 18, 2017.

/s/ Phillip R. Cox	/s/ William C. Gale
Phillip R. Cox	William C. Gale

/s/ Susan J. Hickenlooper	/s/ Jill T. McGruder
Susan J. Hickenlooper	Jill T. McGruder

/s/ Kevin A. Robie	/s/ Edward J. VonderBrink
Kevin A. Robie	Edward J. VonderBrink